Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the incorporation by reference of our report dated March 31, 2008, relating to the consolidated financial statements of Arrhythmia Research Technology, Inc. appearing in the Company’s annual report on Form 10-K, with respect to the consolidated financial statements included in this Registration Statement on Form S-8.

/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts
April 2, 2008